Exhibit 99.1

NEWS RELEASE	21062 Bake Parkway Lake Forest, CA 92630 888-822-2660 Fax: 949-597-0662
CONTACT: Norris Battin The Cooper Companies, Inc. ir@coopercompanies.com
FOR IMMEDIATE RELEASE

COOPER COMPANIES’ UNIT ANNOUNCES NEW SILICONE HYDROGEL CONTACT LENS

LAKE FOREST, Calif., December 9, 2005 – CooperVision, Inc., the contact lens unit of the Cooper Companies, Inc. (NYSE: COO), said today at the annual meeting of the American Academy of Optometry (AAO) that it expects that its new Biofinity silicone hydrogel contact lens will be available in the United States in the second half of 2006. European introduction of the lens is currently underway.

With high oxygen transmission, high water content and low modulus, Biofinity offers exceptional comfort in the eye. Modulus is a measure of contact lens rigidity. Low modulus enhances patient wearing comfort.

Manufactured from a unique naturally wettable material, comfilcon A, Biofinity does not require a wetting agent in its formulation or a surface treatment step during its manufacture. Comfilcon A provides a high level of oxygen transmissibility, and its relatively high water content ensures that the modulus remains low giving a soft, flexible, naturally wettable, comfortable lens.

Biofinity also offers a patented molded rounded lens edge which contributes to wearing comfort and enhanced ocular health. Its aspheric front surface design improves visual acuity, and the back surface is designed to distribute pressure forces across the surface providing additional comfort to the lens wearer.

Clinical research, some of which was presented at this year’s AAO meeting, demonstrates that Biofinity offers excellent comfort and physiological performance in both daily and overnight wear. The lens has been extremely well accepted in these clinical trials. Many lens wearers expressed a preference for Biofinity over currently available silicone hydrogel lens materials and designs.

Forward-Looking Statements

This news release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including a statement about the introduction of a new product. To identify these statements look for words like “believes,” “expects,” “may,” “will,” “should,” “could,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. These include the risk that the release of the new product will be delayed or not occur at all. Events, among others, that could cause future actions of the Company to differ materially from those described in forward-looking statements include, among others, major changes in business conditions, a major disruption in the operations of our manufacturing or distribution facilities, new competitors or technologies, worldwide regulatory issues, including product recalls and the effect of healthcare reform legislation, the adverse effects on patients, practitioners and product distribution of natural disasters, and other events described in our Securities and Exchange Commission filings, including the “Business” section in Cooper’s Annual Report on Form 10-K for the fiscal year ended October 31, 2004. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Corporate Information

The Cooper Companies, Inc. manufactures and markets specialty healthcare products through its CooperVision and CooperSurgical units. Corporate offices are in Lake Forest and Pleasanton, Calif. The World Wide Web address is www.coopercos.com. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data.

CooperVision manufactures and markets contact lenses and ophthalmic surgery products. Headquartered in Lake Forest, Calif., it manufactures in Albuquerque, N.M., Juana Diaz, Puerto Rico, Norfolk, Va., Rochester, N.Y., Adelaide, Australia, Hamble and Hampshire England, Ligny-en-Barrios, France, Madrid, Spain and Toronto. Its Web address is www.coopervision.com.

CooperSurgical manufactures and markets diagnostic products, surgical instruments and accessories to the women’s healthcare market. With headquarters and manufacturing facilities in Trumbull, Conn., it also manufactures in Pasadena, Calif., North Normandy, Ill., Fort Atkinson, Wis., Montreal and Berlin. Its Web address is www.coopersurgical.com.

Biofinity™ is a trademark of The Cooper Companies, Inc. and its subsidiaries or affiliates and is italicized in this news release.